Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees

Countrywide Financial Corporation

401(k) Savings and Investment Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-149204) on Form S-8 of Bank of America Corporation, of our report dated June 27, 2008, with respect to the statement of net assets available for benefits as of December 31, 2007 of the Countrywide Financial Corporation 401(k) Savings and Investment Plan, which report appears in the December 31, 2008 annual report for Form 11-K of the Countrywide Financial Corporation 401(k) Savings and Investment Plan.

/s/ KPMG LLP

Los Angeles, California

June 26, 2009

15